UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 25, 2014

Green Innovations Ltd.
(Exact name of registrant as specified in its charter)

000-54221	26-2944840
(Commission File Number)	(IRS Employer Identification No.)

3208 Chiquita Blvd. S., Suite 216 Cape Coral, FL	33914
(Address of Principal Executive Offices)	(Zip Code)

(239) 829-4372
(Registrant’s telephone number, including area code)

N/A
(Form name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 25, 2014, Philip Rundle resigned as Chief Executive Officer and Director of the Company to accommodate family health issues.

On August 27, 2014, the Company promoted Jeffrey Thurgood, its Vice President of Sales, to Chief Executive Officer.

Mr. Thurgood has led Fortune 500 businesses and entrepreneurial ventures to successful and sustainable business results such as all-important sustained market share growth.  Mr. Thurgood lead business growth results at PepsiCo, Inc. (NASDAQ: PEP) from 1985 – 1991, as District Manager, On-Premise Sales and later, advanced to District Manager, Retail Sales.  He was then recruited by Kimberly-Clark Corporation (NASDAQ: KMB, “K-C”) where he was responsible for driving positive results over 15 years as Field Sales Training Manager at K-C HQ Neenah, WI., District Team Leader, in the Pacific Northwest markets, National Merchandising Manager of Huggies Baby Wipes and Depend and Poise Adult Care brands at K-C HQ Neenah, WI., Trade Marketing Director of Target Brands, Inc. - K-C Team, Minneapolis.  He was then recruited by Pure Fishing, Inc. (a subsidiary of Jarden Corporation (NYSE: JAH), “the Procter & Gamble of the fishing tackle industry,” as Sales Director, to assist in redesigning their sales team and trade spending protocols. He designed and executed go-to-market business models that incorporated classic CPG industry business methodologies which drove significant market share gains and net profit increases for the company where he worked from 2005 – 2009.  In 2009, Mr. Thurgood then reentered the paper industry as Vice President of Sales with Oasis Brands to help create, build sales structure for, and market the Fiora brand, which has become the fastest growing tissue brand in America.  In September 2013, he was recruited by Green Hygienics, Inc., as Vice President of Sales, to assist in designing the go-to-market model, launch, and execute the business which includes game changer products like Sensational Bamboo tissue products made from 100% tree-free bamboo, the “utopian sustainable green answer” for the planets future and Clearly Herbal Baby Wipes, made with the finest all-natural herbs sourced from around the world.  Over his career, Mr. Thurgood has excelled at building high-performance sales, marketing and operations teams that have lasting impact at all these companies still today.  Mr. Thurgood is also the founder and sits on the board of directors of Good Legacy, LLC and Another Legacy, LLC.  Mr. Thurgood holds a Bachelor of Arts in Management from The University of Phoenix.

Mr. Thurgood’s current employment contract dated August 15, 2013 will remain in effect, whereby Mr. Thurgood will continue to be compensated in the amount of $14,333 per month plus sales commissions. The contract will be reevaluated at a later date.  The contract has a term of two years and is terminable at the election of either party upon the provision of 30 days’ notice to the other.  Mr. Thurgood holds 402,000 shares of common stock of which 250,000 was issued at the time of his original contract and in January 2014, Mr. Thurgood purchased 152,000 shares of restricted common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 29, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN INNOVATIONS LTD.

Date: August 29, 2014	By:	/s/ Jeffrey Thurgood
Jeffrey Thurgood
Chief Executive Officer

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